UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 30, 2013

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 EAST EVELYN AVENUE

MOUNTAIN VIEW, CA 94041

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On November 5, 2013, VIVUS, Inc., or the Company, issued a press release regarding its financial results for the third quarter and nine months ended September 30, 2013, a business update, a cost reduction plan and certain other information.  The full text of the press release concerning the foregoing is furnished herewith as Exhibit 99.1.

The information in Item 2.02 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 2.05.  Costs Associated with Exit or Disposal Activities

On October 30, 2013, as part of the Company’s ongoing efforts to reduce costs by eliminating expenses that are not essential to expanding the use of Qsymia®, the Board of Directors of the Company committed to implementing a cost reduction plan which will reduce the Company’s workforce by approximately 20 employees in the fourth quarter of 2013.  The Company expects to complete the cost reduction plan by the end of 2013 and anticipates incurring pre-tax non-recurring charges in the range of $6 million to $8 million in the fourth quarter of 2013, including approximately $4 million to $5 million in employee termination costs, $1 million to $1.5 million in non-cash share-based compensation expense related to the acceleration of the vesting and exercisability of equity awards held by the terminated employees, and $1 million to $1.5 million in operating lease exit costs.  The Company expects to realize approximately $6 million to $8 million in annual net cost savings beginning in fiscal year 2014.  The estimates of the charges and costs that the Company expects to incur and the annual net costs savings that the Company expects to realize in connection with the cost reduction plan, and the timing thereof, are subject to a number of assumptions and actual results may materially differ.

Certain statements in Item 2.05 of this Form 8-K are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks, uncertainties and other factors, including risks and uncertainties related to the anticipated time required to implement the cost reduction plan; risks and uncertainties related to the amount of non-recurring charges anticipated and the risk they might be greater than currently estimated, as well as the amount of annual net cost savings anticipated and the risk they might be lower than currently estimated; and risks and uncertainties related to the impact of the cost reduction plan on the Company’s business and unanticipated charges not currently contemplated that may occur as a result of the cost reduction plan.  These risks and uncertainties could cause actual results to differ materially from those referred to in these forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. Investors should read the risk factors set forth in VIVUS’s Form 10-K for the year ending December 31, 2012, as amended by the Form 10-K/A filed on April 30, 2013, and as amended by the Form 10-K/A filed on June 12, 2013, and periodic reports filed with the Securities and Exchange Commission. VIVUS does not undertake an obligation to update or revise any forward-looking statements.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 4, 2013, the Company and Timothy E. Morris entered into a letter agreement, or the Letter Agreement, in connection with the Amended and Restated Change of Control and Severance Agreement by and between the Company and Mr. Morris, effective as of July 1, 2013, or the Severance Agreement.  In connection with the change in the majority of the Board of Directors of the Company and the material reduction or change in job duties and responsibilities as a result of no longer having the duties and responsibilities of the Chief Financial Officer or those associated as the head of investor relations, human resources and corporate development, the Company acknowledges and agrees that Mr. Morris is entitled to terminate his employment for Good Reason (as defined in the Severance Agreement).  Under the terms of the Letter Agreement, Mr. Morris will continue his employment with the Company until December 31, 2013 to assist with the transition of his duties.  On December 31, 2013, Mr. Morris’s employment will terminate automatically for Good Reason, and Mr. Morris will be entitled to severance payments and benefits pursuant to the terms of the Severance Agreement.

A copy of the Letter Agreement is filed with this Form 8-K and attached hereto as Exhibit 10.1.  The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, which is incorporated by reference hereto.

On November 5, 2013, the Board of Directors of the Company appointed Svai Sanford, the Company’s Corporate Controller, as interim Chief Financial Officer effective November 5, 2013, or the Effective Date.  As of the Effective Date, Mr. Sanford has assumed the duties of the Company’s principal financial officer on an interim basis.

Mr. Sanford, age 43, has served as the Company’s Corporate Controller since July 2012.  Prior to his employment with the Company, Mr. Sanford was the Corporate Controller at Glam Media, Inc., a digital content provider, from November 2010 to June 2012, and in addition to other senior management roles within the company, he was the Senior Director, Technical Accounting, Reporting and Compliance at Elan Pharmaceuticals, Inc., a biotechnology company, from March 2004 to November 2010.  Mr. Sanford began his career with KPMG LLP, where he earned his license as a certified public accountant.  Mr. Sanford holds a B.S. in Accounting from Kansas State University.

No new compensatory or severance arrangements were entered into in connection with Mr. Sanford’s appointment as interim Chief Financial Officer.  There are no family relationships between Mr. Sanford and any previous or current officers or directors of the Company, and there are no related party transactions reportable under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

10.1	Letter Agreement dated November 4, 2013 by and among VIVUS, Inc. and Timothy E. Morris.

99.1	Press Release issued by VIVUS, Inc. dated November 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

/s/ John L. Slebir
John L. Slebir
Vice President, Business Development and General Counsel

Date: November 5, 2013

EXHIBIT INDEX

Number	Description

10.1	Letter Agreement dated November 4, 2013 by and among VIVUS, Inc. and Timothy E. Morris.

99.1	Press Release issued by VIVUS, Inc. dated November 5, 2013.